UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 5, 2019

MAJESCO

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.002 par value	MJCO	The Nasdaq Stock Market LLC

Item 2.02.  Results of Operations and Financial Condition.

On August 7, 2019, Majesco (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2019.  A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished in this section of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

On August 5, 2019, the Board of Directors (the “Board”) of the Company approved the constitution of a finance committee (the “Finance Committee”) composed of three (3) members, two (2) of whom would be members appointed by the Board from individual Board members designated by Majesco Limited (the beneficial owner of approximately 70% of the Company’s outstanding common stock) and one (1) of whom would be a disinterested and independent director. The Finance Committee will have the exclusive power and authority to assess, evaluate the advisability to the Company of, negotiate the terms of, and approve or reject the following to the fullest extent permitted by California law: (i) all issuances by the Company of additional securities (including common, preferred, warrants, convertible securities, exchangeable securities or otherwise), whether public or private, including any underwritten securities offering, in any financial/fiscal year resulting, individually or in the aggregate in dilution or potential dilution to shareholders of the Company in excess of 10% (excluding any issuances pursuant to equity awards under the Majesco 2015 Equity Incentive Plan (as may be amended or replaced from time to time) or the Majesco Employee Stock Purchase Plan); and (ii) all incurrences by the Company of long-term debt (excluding working capital/receivables financing debt) exceeding in the aggregate 20% of net worth (defined as assets less liabilities of the Company computed on the basis of the most recently available annual audited financials of the Company); provided, in each case however that, notwithstanding the foregoing, the final terms of any such issuances and incurrences shall also require the review and final approval by the Board.  The Board appointed Messrs. Ketan Mehta, Sudhakar Ram and Earl Gallegos as the initial members of the Finance Committee.  As a result of the establishment of the Finance Committee, Majesco Limited confirmed to the Board that the matters set forth in the previously disclosed letter from Majesco Limited dated June 4, 2019 to the Board would be satisfied and the additional requests made therein no longer necessary.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Report.

Exhibit No.
99.1	Press release dated August 7, 2019

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO
Date: August 7, 2019
	By:	/s/ Wayne Locke
Wayne Locke, Chief Financial Officer

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